Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 17, 2025, with respect to the consolidated financial statements of Waystar Holding Corp., incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Indianapolis, Indiana
February 18, 2025